UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2010

BLACKWATER MIDSTREAM CORP.
 (Exact name of registrant as specified in its charter)

NEVADA (State or Other Jurisdiction of Incorporation)	000-51403 (Commission File Number)	26-2590455 (IRS Employer Identification No.)

660 LABAUVE DRIVE WESTWEGO, LA 70094
(Address of Principal Executive Offices) (Zip Code)

(504) 340-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On July 15, 2010, Blackwater Georgia, L.L.C. ("BWGA"), a wholly-owned subsidiary of Blackwater Midstream Corp. (the "Company"), consummated the acquisition of certain assets of NuStar Terminals Operations Partnership L.P. ("NuStar"), located at the Georgia Ports Authority, Brunswick, Georgia (the "Acquisition"), pursuant to that certain Asset Purchase Agreement, dated April 1, 2010, by and between NuStar and BWGA (the "Purchase Agreement").  The Acquisition consists primarily of the purchase of NuStar’s lease rights in and to a 161,000 barrel storage terminal located in Brunswick, Georgia and other improvements thereon, as well a certain licenses and permits to operate such facility (collectively, the Brunswick Storage Terminal”) and is being purchased by BWGA “as-is”.

The purchase price for the Brunswick Storage Terminal is One Million Eight Hundred Thousand and No/100 Dollars, ($1,800,000) (the “Purchase Price”), subject to both parties transaction-related expenses.  BWGA initially paid Seventy-Five Thousand and No/100 Dollars ($75,000) (the “Deposit”) to the seller on January 29, 2010 which constituted a non-refundable deposit towards the Purchase Price.

Pursuant to the Acquisition, in January 2010 the Company engaged in a private offering of convertible debt, receiving subscription agreements and collecting funds in the amount of $1,750,000; incorporated by reference to the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on March 18, 2010.  The relevant provisions contained in the subscription agreement for the January 2010 convertible debt private offering are as follows:

The closing date was March 31, 2010 and the maturity date is March 31, 2012.  Interest will be earned at 10% per annum; to be paid quarterly, beginning on June 30, 2010.  The principal is to be repaid to investors upon the maturity date, unless the convertible debt is converted into restricted shares of the Company’s common stock at a price of $0.50 per share.  The convertible debt may be converted at any time prior to the maturity date, upon the option of the investor.

In connection with the offering the Company incurred cash fees of $164,750 and issued 659,000 shares of restricted common stock valued at $171,340 based on the grant-date fair value of our common stock. These fees are included in the deferred financing costs in the consolidated balance sheet as of March 31, 2010 and will be amortized over the term of the convertible notes using the effective interest rate method.

The original terms of the Purchase Agreement are incorporated by reference to the Company's current reports on Form 8-K, filed with the Securities Exchange Commission on April 6, 2010. Also incorporated by reference to the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission on February 2, 2010 is the Company’s press release announcing its non-binding Letter of Interest to acquire the Brunswick Terminal.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NO.	EXHIBIT DESCRIPTION

10.1	Assignment and Assumption of Lease dated May 17, 2010
10.2	Assignment and Bill of Sale dated July 15, 2010
10.3	Assignment and Assumption of Permits and Contracts dated July 15, 2010
10.4	Assumption and Release Agreement dated July 15, 2010
10.5	Guaranty dated July 15, 2010
10.6	Blackwater Midstream's Compliance Certificate dated July 15, 2010
10.7	NuStar Terminals Operations Partnership Compliance Certificate dated July 15, 2010
10.8	CSX Facility Encroachment Agreement dated July 1, 2010
10.9	Norfolk Southern Railroad Agreement dated July 15, 2010
10.10	Norfolk Southern Railroad Agreement dated July 15, 2010
10.11	Blackwater’s Secretary’s Certificate for Resolutions of the Board of Directors dated July 9, 2010
10.12	NuStar’s Secretary’s Certificate for Resolution of the Board of Directors dated July 15, 2010
99.1	Press Release dated July 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2010

BLACKWATER MIDSTREAM CORP.
 a Nevada corporation

By:	/s/ Donald St. Pierre
Donald St. Pierre Chief Financial Officer